Cipherloc Appoints Tom Wilkinson CEO

Shift reflects increasing sales and marketing activity

To continue board expansion with independent directors

Scottsdale, AZ – July 29, 2019 – Cipherloc Corporation (OTCQB: CLOK), a leading provider of highly-secure, quantum-safe data protection technology, today announced the appointment of Tom Wilkinson as interim Chief Executive Officer. Wilkinson succeeds Michael DeLaGarza, who will remain with the company as co-founder and focus on sales and marketing activities. Cipherloc’s Nominating and Governance Committee also intends to appoint further independent directors as the company continues to enhance its corporate governance based on industry best practices and exchange-listed company guidelines.

“Cipherloc is in the midst of an important strategic pivot with the development of additional key industry partnerships and the launch of its software solutions,” said Wilkinson. “It is clear Cipherloc’s polymorphic encryption technology platform is not only a major advance in data security, but critically needed in a world where data breaches are becoming larger and more frequent for both government and enterprise organizations. I look forward to working closely with the Cipherloc team to deploy the most secure quantum safe encryption technology available in the market today.

“Enhancing the corporate structure is necessary as Cipherloc emerges from its development stage. We believe this new structure will facilitate increased focus on winning new business by enabling Michael to focus all of his time on our rapidly escalating marketing and sales activities. The board is also committed to adding additional independent directors with specific skill sets to support our business growth needs. This is in keeping with our focus adopting best practices in corporate governance as we commercialize our platform.”

“Tom brings a wealth of leadership experience as a public technology company executive with direct responsibility for technology development, go-to-market strategy and sales to both the government and commercial sectors,” said DeLaGarza. “His deep operational and accounting experience will benefit Cipherloc’s growth strategies ahead and increase our ability to deploy our platform to customers across multiple vertical markets we are targeting. I look forward to focusing my full efforts on marketing and sales activities, which have consumed most of my available bandwidth over the past several months. It is an exciting time at Cipherloc, and I look forward to our work in the quarters ahead.”

Wilkinson joined the board as an independent director and chair of the audit committee on May 21, 2019. He brings C-level executive and public accountancy experience to Cipherloc, including time as both CFO and CEO of a Nasdaq listed company. He owns Wilkinson & Company, a financial and business consulting firm focused on emerging growth pre-IPO and public companies. He previously served as the Chief Executive Officer of Xplore Technologies until the sale of the company to Zebra Technologies in 2018, resulting in a superior return to the investors. Prior to becoming the CEO, Mr. Wilkinson served as the company’s Chief Financial Officer, leading a successful operational turnaround and driving the business to profitability. He is also an experienced audit partner at a public accountancy firm he founded and grew to seven offices and served as CFO of Amherst Holdings, a privately held corporation. Mr. Wilkinson currently serves on the board of Astrotech (ASTC) and is a CPA in the State of Texas.

About Cipherloc Corporation (OTCQB: CLOK)

Cipherloc Corporation is a provider of highly secure, quantum-safe data protection technology. Our highly innovative solutions are based on our patented Polymorphic Cipher Engine which is designed to enable an ironclad layer of protection to be added to existing products, services, or applications. We deliver solutions that are highly secure, synergistic, and scalable. In short, we keep information safe in today’s highly dangerous world.

Cipherloc Forward-Looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All forward-looking statements are inherently uncertain as they are based on current expectations and assumptions concerning future events or future performance of the Company. Readers are cautioned not to place undue reliance on these forward-looking statements, which are only predictions and speak only as of the date hereof. In evaluating such statements, prospective investors should review carefully various risks and uncertainties identified in this release and matters set in the Company’s SEC filings. These risks and uncertainties could cause the Company’s actual results to differ materially from those indicated in the forward-looking statements.

The information found in this Press Release does not and shall not constitute an offer to sell or the solicitation of an offer to buy securities, nor shall there be any sale of these securities in any state or jurisdiction based upon the information found in this Press Release.

Cipherloc Investor Contact:

Matt Kreps

Darrow Associates Investor Relations

214-597-8200